Exhibit 99.1

SEPARATION AND RELEASE AGREEMENT

This Separation and Release Agreement (hereinafter “Release”) is entered into among L. Jay Cross (hereinafter “Executive”) and Howard Hughes Holdings Inc., a Delaware corporation (the “Company”).

NOW THEREFORE, in consideration of certain payments and benefits under the Employment Agreement, Executive and the Company agree as follows:

1.            Termination Date. Executive’s last day of employment with the Company is June 30, 2025 (the “Termination Date”).

2.            Continuation of Salary and Benefits. The Company acknowledges and agrees that it shall pay or provide to Executive accrued Annual Base Salary and any accrued but unused paid time off (“PTO”) pay Executive is entitled to receive in accordance with Company policy through the Termination Date (“Accrued Benefits”). Executive agrees that Executive has no entitlement to any wages, compensation, bonuses, commissions, reimbursements, payouts, severance pay, vacation pay, or other benefits, damages, attorneys’ fees or costs from the Company Released Entities, except as specifically provided in this Release.

3.            Severance Pay and Benefits. In consideration of the promises of Executive set forth herein, and without any other obligation to do so, and provided Executive executes and does not revoke this Release, the Company will provide the following to Executive

(a)	Lump Sum. A total gross amount of THREE HUNDRED SEVENTEEN THOUSAND THREE HUNDRED AND EIGHT DOLLARS ($317,308.00), which is the equivalent to base salary, less applicable taxes, withholdings, and deductions through December 1, 2025.

(b)	Discretionary Bonus Payment. If Employee fulfills their responsibilities to the Company through the Termination Date, delivers and does not revoke this Agreement, Employer agrees to pay Employee, less application withholding ONE MILLION NINE HUNDRED FIFTY THOUSAND DOLLARS ($1,950,000).

(c)	Discretionary Cash Payment. If Employee fulfills their responsibilities to the Company through the Termination Date, delivers and does not revoke this Agreement, Employer agrees to pay Employee, less application withholding TWO MILLION THREE HUNDRED THOUSAND DOLLARS ($2,300,000).

(d)	Time-Based Vesting Long Term Incentive Awards. 29,980 restricted stock awards (“RSAs”) previously issued by the Company to the Executive will be vested in full on the Effective Date.

(e)	Performance-Based Vesting Long Time Incentive Awards. 41,926 performance stock awards (“PSAs”) issued by the Company to the Executive will remain outstanding and continue to vest in accordance with the terms of their respective grant agreements as if Executive continued to be employed by the Company as of all relevant vesting dates.

(f)	Stock Option Awards. 17,208 stock option awards (“SOs”) previously issued by the Company to the Executive will be vested in full on the Effective Date.

(g)	COBRA. Executive acknowledges that any employee benefits provided to Executive by the Company will end on the Termination Date, except for Executive’s participation in any Company-sponsored health insurance, in which case such participation shall end on June 30, 2025. If Executive properly and timely elects to continue medical coverage under the Company’s group health plan in accordance with the continuation requirements of COBRA, the Company shall reimburse Executive for the cost of the premium for such coverage (at the same level of coverage for Executive in effect immediately prior to the Termination Date) beginning on the Termination Date and ending on December 31, 2025 (the “COBRA Payment Period”). Following the COBRA Payment Period, and provided that the COBRA coverage period has not expired, Executive shall be entitled to continue elected COBRA coverage for the remainder of the COBRA coverage period, at Executive’s own and sole expense. Company reimbursements of Executive’s COBRA premiums are subject to all the terms and conditions set forth in the Company’s group health plan intended to avoid any excise tax under Section 4980D of the Internal Revenue Code of 1986, as amended (the “Code”). If the Company, in its sole discretion, determines the reimbursements of any COBRA premiums would violate the nondiscrimination rules or cause the reimbursement of claims to be taxable under the Patient Protection and Affordable Care Act of 2010, together with the Health Care and Education Reconciliation Act of 2010 (collectively, the “Act”) or Section 105(h) of the Code, the premium reimbursements will be imputed as income and treated as taxable to the Executive to the extent necessary to eliminate any discriminatory treatment or taxation under the Act or Section 105(h) of the Code.

The amounts in this Paragraph 3 will be collectively referred to as the “Separation Pay,” which are amounts to which the Executive is not otherwise entitled in the absence of his execution of this Release. The Company shall pay the Separation Payment within thirty (30) days after the Effective Date. In addition, the Company and Executive acknowledge and agree that any Company stock ownership requirements applicable to Executive shall cease to apply. For the avoidance of doubt, there shall be no restrictions after the Effective Date on Executive’s ability to pledge Company stock held by Executive (or sell such stock), and the Company shall reasonably cooperate with Executive to timely respond to any requests from third parties to confirm the foregoing. For the avoidance of doubt, the Separation Payment will not be owed to Executive until after the Effective Date defined in Paragraph 6.

4.            Withholding. The Company shall withhold from any amounts paid or provided to Executive under this Release such federal, state, local, or non-U.S. taxes as shall be required to be withheld pursuant to any applicable law or regulation.

5.            Releases. Executive expressly waives and releases the Company, its affiliates and related entities, parent corporations and subsidiaries, and all current and former directors, administrators, supervisors, managers, agents, officers, partners, stockholders, attorneys, insurers and employees of the Company and its affiliates, related entities, parent corporations and subsidiaries, and their successors and assigns (the “Company Released Entities”), from any and all claims, actions and causes of action, including, without limitation, claims that are at law or in equity, known or unknown, statutory or common law, including, without limitation, those directly or indirectly relating to or connected with Executive’s employment with the Company or termination of such employment, including but not limited to any and all claims under the Texas Labor Code, Employee Retirement Income Security Act of 1974, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Family and Medical Leave Act, the Equal Pay Act, the Genetic Information Nondiscrimination Act, the Fair Credit Reporting Act, the Occupational Safety and Health Act, the Fair Labor Standards Act, the False Claims Act, as such Acts have been amended, and all other federal, state or local statute, or ordinances; claims for wrongful termination, retaliatory discharge, breach of express, implied, or oral contract, interference with contractual relations, defamation, intentional infliction of emotional distress and any other tort or contract claim under common law of any state or for attorneys’ fees, based on any act, transaction, circumstance or event arising up to and including the date of Executive’s execution of this Release; provided, however, Executive is not waiving any rights Executive may have, and nothing in this Release limits, prohibits, affects or interferes with Executive rights (a) to enforce the terms of this Release or challenge the validity of this Release (including, without limitation and to the extent applicable, under the ADEA or the Older Workers Benefit Protection Act (“OWBPA”)), (b) to pursue claim(s) which cannot be waived by law, such as claims for unemployment/worker compensation; (c) under federal, state or local law to file a charge, complaint, or report with, or otherwise communicate, cooperate, or participate in any investigation or proceeding that may be conducted by any federal, state or local governmental agency or commission, including the Securities and Exchange Commission (“SEC”), the Equal Employment Opportunity Commission (“EEOC”), the Occupational Safety and Health Administration (“OSHA”) and the National Labor Relations Board (“NLRB”) (collectively, the “Government Agencies”); or (d) to discuss or disclose information about conduct occurring at the Company that would constitute sexual assault or sexual harassment under applicable law (collectively, “Retained Rights”). The exercise of your Retained Rights shall not constitute a breach of this Release, although, by signing this Release, Executive acknowledges that Executive is waiving and releasing the right to recover any individual monetary relief or other legal or equitable relief in any charge, complaint, lawsuit or other proceeding brought by Executive or on Executive’s behalf by any third party. Notwithstanding the foregoing or anything in this Release, Executive is not precluded from seeking and obtaining a whistleblower award from a Government Agency (and not the Employer) for information provided to the Government Agency, including but not limited to an award pursuant to Section 21F of the Securities Exchange Act of 1934.

6.            ADEA/OWBPA; Effectiveness; Revocation. Executive understands that the release set forth in Paragraph 5 includes a release of any claims Executive may have under the Age Discrimination in Employment Act, 29 U.S.C. § 621 et seq., against any of the Company Released Entities that may have existed on or prior to the date upon which Executive executes this Release. Executive understands that the ADEA is a federal statute that prohibits discrimination on the basis of age. Executive wishes to waive any and all claims under the ADEA that Executive may have against any of the Company Released Entities as of the date upon which Executive executes this Release, and hereby waives such claims. Executive understands that any claims under the ADEA that may arise after the date this Release is executed by Executive are not waived. Executive acknowledges that Executive is receiving consideration for the waiver of any and all claims under the ADEA to which Executive is not already entitled.

(a)	Executive, pursuant to and in compliance with the rights afforded Executive under the Older Workers Benefit Protection Act: (a) is advised to consult with an attorney before executing this Release; (b) has, at Executive’s option, at least twenty-one (21) days to consider this Release; (c) may revoke this Release at any time within the seven (7) day period following Executive’s execution of this Release (the “Revocation Period”); (d) is advised that this Release shall not become effective or enforceable until the Revocation Period has expired; and (e) is advised that Executive is not waiving claims that may arise after the date on which Executive executes this Separation Release. If Executive does not revoke this Release within seven (7) days after signing it, this Release shall become enforceable and effective on the eighth (8th) day after the Executive signs this Release (the “Effective Date”).

(b)	Executive may revoke this Separation Release by delivering a written notice of revocation to Hope VonBorkenhagen, Chief People Officer at 9950 Woodloch Forest Drive, Ste. 1100, The Woodlands, TX 77380 or by email at hope.vb@howardhughes.com. For this revocation to be effective, such written notice must be received by such person, at the address set forth above no later the last day of the Revocation Period. If Executive revokes this Release within the Revocation Period, Executive will not receive the Separation Payment, and this Release shall be null and void.

7.            No Admission. Executive and the Company agree that neither this Release nor the performance hereunder constitutes an admission by the Company or any of its affiliates of any violation of any federal, state or local law, regulation, or common law, or any breach of any contract or any other wrongdoing of any type.

8.            Governing Law. This Release shall be construed and enforced pursuant to the laws of the State of Delaware as to substance and procedure, including all questions of conflicts of laws.

9.            Entire Agreement. This Release constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior and contemporaneous agreements, if any, between the parties relating to the subject matter thereof; provided that this Release does not apply to: (a) any claims under employee benefit plans subject to the Employee Retirement Income Security Act of 1974 in accordance with the terms of the applicable employee benefit plan, or any option agreement or other agreement pursuant to which Executive may exercise rights after termination of employment to acquire stock or other equity of the Company, (b) any claim under or based on a breach of this Release after the date that Executive signs this Release; (c) rights or claims that may arise under the Age Discrimination in Employment Act or otherwise after the date that Executive signs this Release; or (d) any right to indemnification or directors and officers liability insurance coverage to which Executive is otherwise entitled in accordance with the Employment Agreement. The captions to each paragraph of this Release are inserted for convenience only, are not part of the provisions hereof and shall have no force or effect.

10.            Nondisclosure of Terms.  Executive agrees that the terms of this Release are confidential and that Executive will not disclose, and represents that he has not disclosed, any such terms to any person other than Executive’s attorney, financial and/or tax advisor, or state and federal taxing authorities or as otherwise required or permitted by law.  Executive agrees that he will instruct his attorney, financial and/or tax advisor, and taxing authorities not to disclose the terms of this Release, and that any disclosure by them will be deemed a disclosure by Executive.  This Paragraph 10 does not prohibit disclosures to the extent legally required. Moreover, notwithstanding the foregoing, this Paragraph 10 does not prohibit disclosures to any Government Agency with respect to possible violations of any foreign, federal, state or local law or regulation. Executive does not need the prior authorization of (or to give notice to) the Company regarding any such communication or disclosure. Furthermore, nothing in this Paragraph or this Release prohibits Executive from reporting or disclosing workplace sexual harassment or assault.

The federal Defend Trade Secrets Act of 2016 (the “Act”) provides immunity from liability in certain circumstances to the Company’s employees for limited disclosures of the Company’s “trade secrets,” as defined by the Act. Specifically, Executive may disclose trade secrets: (a) in confidence, either directly or indirectly, to a federal, state, or local government official, or to an attorney, “solely for the purpose of reporting or investigating a suspected violation of law,” or (b) “in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.”

11.            Nondisparagement. Executive shall not, in any manner, directly or indirectly through another person or entity, knowingly make any false or any disparaging or derogatory statements about the Company, any of its Affiliates or any of their employees, officers or directors; provided, however, that nothing herein shall prevent either party from giving truthful testimony, from otherwise making good faith statements in connection with legal investigations or other legal proceedings, or providing information to a Governmental Agency with respect to possible violations of federal, state, local or foreign law or regulation, or otherwise making disclosures to any Governmental Entity; provided, that in each case such communications and disclosures are consistent with applicable law. Furthermore, nothing in this Paragraph or this Release prohibits Executive from reporting or disclosing workplace sexual harassment or assault.

12.            Severability of Terms. Any term or provision of this Release other than Paragraph 5 that is held to be illegal, invalid, or unenforceable for any reason will not make the entire Release void or unenforceable. Instead, any such term or provision will be severed or “cut out” of the Release, and the rest of the Release will be interpreted and enforced as if the illegal, invalid, or unenforceable provision had never been contained in the Release.

13.            Return of Company Property. Executive represents and warrants that he has returned and delivered to the Company all hard copy and electronic documents and other Company property that Executive has in his possession, including, but not limited to, files, notes, drawings, records, business plans and forecasts, financial information, computer-recorded information (including email), and tangible property (laptop computer, cell phone, PDA, tablet, etc., except to the extent the Company specifically authorizes Executive to retain any such tangible property), credit cards, security cards, identification badges, keys and entry cards, and any materials of any kind that contain or embody any proprietary or confidential information of the Company and its affiliates (and all copies or reproductions thereof and of any of the foregoing, except to the extent such copies or reproductions are otherwise expressly authorized in writing by the Company to be retained by Executive). If Executive discovers after the Termination Date that he has retained any Company property, including confidential materials or information, Executive agrees, immediately upon discovery, to contact the Company and to make arrangements for returning such materials and information.

14.            Certain Specific Acknowledgments. Executive expressly acknowledges and agrees that, as of and following the date of Executive’s termination of employment with the Company, Executive has no further right to, and the Company shall not pay or provide to Executive, any Company-provided perquisites or fringe benefits (except as expressly provided in Paragraph 2 of this Release. Executive expressly acknowledges and agrees that no proprietary or confidential information of the Company or its Affiliates shall constitute Executive’s personal property, and that Executive shall return all such proprietary or confidential information to the Company (or, in the case of such information stored on Executive’s electronic devices, delete such information). As of the Termination Date, Executive hereby resigns from all fiduciary positions (including as trustee) and from all other offices and positions he holds with the Company and any of its affiliates.

EXECUTIVE ACKNOWLEDGES THAT EXECUTIVE HAS FULLY READ AND FULLY UNDERSTANDS THIS RELEASE; AND THAT EXECUTIVE ENTERED INTO IT FREELY AND VOLUNTARILY AND WITHOUT COERCION OR PROMISES NOT CONTAINED IN THIS RELEASE.

EXECUTIVE

/s/ L. Jay Cross	6/8/2025
L. Jay Cross	DATE

HOWARD HUGHES HOLDINGS INC.

By:	/s/ Joseph Valane
Joseph Valane
General Counsel & Secretary

[Signature Page to Separation and Release Agreement]